Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

(383 Colorow Drive, Salt Lake City, Utah)

This Agreement of Purchase and Sale (“Agreement”) is made as of the 9th day of May, 2007 (“Effective Date”) between BMR-383 Colorow Drive LLC, a Delaware limited liability company (“Seller”), and NPS Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”).

Subject to the terms and conditions of this Agreement, Seller will sell to Purchaser, and Purchaser will purchase from Seller the Property (as defined below), including an approximately 93,650 rentable square foot, three-story, laboratory and office building located at 383 Colorow Drive, Salt Lake City, Utah 84108 (the “Building”). The land underlying the Building is not owned by Seller and is subject to that certain Ground Lease dated the 10th day of December, 2003 (the “Ground Lease”), between the Seller, as lessee, and the University of Utah, as ground lessor (“Ground Lessor”).

ARTICLE 1. PROPERTY/PURCHASE PRICE

1.1. Property. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the “Property”):

(a) The Building;

(b) Seller’s leasehold interest in the land described in Exhibit A attached hereto (the “Land”), subject to the terms and conditions of the Ground Lease, and all other right, title and interest of Seller in and to (i) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anyway appertaining to such Land; and (ii) all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land;

(c) All right, title and interest of Seller, if any, in and to all improvements and fixtures located on the Land (the “Improvements”). The Building, Land and Improvements are collectively referred to herein as the “Real Property; and

(d) The “Intangible Property,” being all, right, title and interest of Seller, if any, in and to: (i) all intangible personal property now or hereafter used exclusively in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property (to the extent assignable); (ii) the plans and specifications for the Improvements (to the extent assignable); (iii) warranties, indemnities, applications, permits, approvals and licenses (to the extent applicable in any way to the above referenced Real Property or the Tangible Personal Property and assignable); and (iv) insurance proceeds and condemnation awards or claims thereto to the extent provided be assigned to Purchaser hereunder.

1.2. Purchase Price. The total purchase price to be paid to Seller by Purchaser for the Property shall be TWENTY MILLION DOLLARS ($20,000,000) (the “Purchase Price”). The Purchase Price, as adjusted for prorations, deposits and other adjustments as provided herein, shall be paid to Escrow Agent by wire transfer of immediately available funds or in cash.

1.3. Deposit of Earnest Money. Within two (2) business days (in this Agreement, a business day shall mean any day of the year other than any Saturday or Sunday or any other day on which banks located in San Diego, California generally are closed for business) after the Effective Date, Purchaser shall deposit TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) in cash (such amount, including any interest earned thereon, the “Earnest Money”) with the Escrow Agent (as defined below). The Escrow Agent shall hold and disburse the Earnest Money in accordance with the escrow provisions in Exhibit B. The Earnest Money shall be non-refundable, except as otherwise provided herein. Seller shall not deliver any instruction to the Escrow Agent calling for disbursement of the Earnest Money to Seller except following the occurrence of Purchaser’s default hereunder and the expiration of any applicable cure period or as otherwise expressly provided in this Agreement, and Seller further agrees to provide Purchaser with a copy of such instruction concurrently with the delivery thereof to the Escrow Agent. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement

1.4. Title Company and Escrow Agent. The “Escrow Agent” and “Title Company” are: LandAmerica Commercial Services represented by Kathy Leicht, Senior Title Officer.

1.5. Closing Date. The “Closing Date” shall mean May 30, 2007.

ARTICLE 2. GROUND LEASE, NPS LEASE, OPERATIONS AND RISK OF LOSS

2.1. Ground Lease.

(a) Estoppel and Consent. Seller shall use commercially reasonable efforts to obtain an estoppel certificate from Ground Lessor under the Ground Lease, which contains among other things, Ground Lessor’s consent to the transfer of Seller’s leasehold interest in the Land and Improvements to Purchaser, in the form of Exhibit C (“Ground Lessor’s Consent”). Ground Lessor’s Consent shall be delivered to Ground Lessor no later than one (1) business day after the Effective Date and Seller shall apply commercially reasonable efforts to obtain the same, duly executed by Ground Lessor. In the event that Ground Lessor’s Consent is not obtained at least five (5) business days before the Closing Date, Seller may unilaterally extend the Closing Date one (1) time by up to thirty (30) days;

(b) Transfer Costs. Purchaser shall pay, if any, all: (i) transfer fees and other fees, costs and expenses charged by Ground Lessor in connection with the assignment of the Ground Lease, and (ii) recording costs and expenses relating to the recordation of the amendment to the Ground Lease. Each party shall pay the fees charged by its attorneys in connection with the assignment of the Ground Lease;

(c) Cooperation. The parties shall cooperate in good faith and with reasonable diligence to secure Ground Lessor’s Consent prior to the Closing Date.

2.2. NPS Lease. Upon the Closing, the Lease Agreement between the parties dated as of December 22, 2005 (the “NPS Lease”) shall terminate (the “NPS Lease Termination”) and the $300,000 security deposit tendered by Purchaser under the NPS Lease (less the amount of any unpaid monetary obligations of Purchaser as the Tenant under the NPS Lease which accrued prior to the Closing, including any outstanding rent, at the Closing) shall be credited to Purchaser against the Purchase Price at the Closing.

2.3. Ongoing Operations. From the Effective Date until the Closing:

(a) Maintenance of Insurance. Seller shall continue to carry its existing insurance through the Closing Date, and shall not allow any breach, default, termination or cancellation of such insurance policies or agreements to occur or exist.

(b) New Contracts. Without Purchaser’s prior written consent in each instance, Seller will not enter into or amend, terminate, waive any default under, or grant concessions regarding any contract or agreement that will be an obligation affecting the Property or binding on Purchaser after the Closing.

(c) Leasing Arrangements. Seller will not enter into any lease, sublease of space or other occupancy agreements affecting the Real Property, and any and all amendments and supplements thereto, and any and all guaranties and security received by landlord in connection therewith without Purchaser’s prior written consent.

(d) Ground Lease. Seller covenants and agrees not to modify the Ground Lease and to comply with the terms of the Ground Lease to the extent such compliance is not the obligation of Purchaser under the NPS Lease.

(e) Exclusive Negotiations. Seller shall: (i) remove the Property from the market, and (ii) not actively solicit or negotiate with any other prospective purchasers of the Property.

2.4. Damage. Upon the Effective Date, the full risk of loss with respect to the Property shall pass to Purchaser and shall remain with Purchaser after the Closing and delivery of the Deed (as defined below). Purchaser shall promptly give Seller written notice of any material damage to the Property, describing such damage, whether such damage is covered by insurance and the estimated cost of repairing such damage, provided that such damage is known to Purchaser. For purposes of this Section 2.4, “material” means damage in excess of $100,000. Seller shall transfer and assign any insurance proceeds or rights thereto to Purchaser at the Closing. This Agreement, and the parties’ obligations to purchase and sell the property, shall survive any such damage to the Property.

2.5. Condemnation. Seller shall promptly give Purchaser notice of any eminent domain proceedings that are contemplated, threatened or instituted with respect to the Property. Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the right during the pendency of this Agreement to negotiate and otherwise deal with the condemning authority in respect of such matter. This Agreement, and the parties’ obligations to purchase and sell the property, shall survive any such proceedings.

ARTICLE 3. CONDITIONS PRECEDENT

3.1. Conditions to Seller’s Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller to consummate the transactions contemplated hereunder shall be contingent upon the following:

(a) Representations. Purchaser’s representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date;

(b) Performance. As of the Closing Date, Purchaser shall have performed its obligations hereunder and all deliveries to be made by Purchaser at Closing have been tendered;

(c) Ground Lease. Ground Lessor’s Consent shall have been obtained;

(d) Board Approval. Seller shall have obtained approval from the board of directors of BioMed Realty Trust, as sole owner of Seller, to enter into this Agreement and to execute the documents contemplated hereby; and

(e) Other Condition. Any other condition set forth in this Agreement to Seller’s obligation to close shall have been satisfied by the applicable date.

3.2. Conditions to Purchaser’s Obligation to Close. In addition to all other conditions set forth herein, the obligation of Purchaser to consummate the transactions contemplated hereunder shall be contingent upon the following:

(a) Representations. Seller’s representations and warranties contained herein shall be true and correct as of the date of this Agreement and the Closing Date;

(b) Performance. As of the Closing Date, Seller shall have performed its obligations hereunder and all deliveries to be made by Seller at Closing have been tendered;

(c) Default. As of the Closing Date, Seller shall not be in default under any agreement to be assigned to, or obligation to be assumed by, Purchaser under this Agreement;

(d) Ground Lease Condition. (1) Seller shall have obtained and delivered to Purchaser at least one (1) business day prior to the expiration of the Closing Date, the Ground Lessor’s Consent, and (2) as of the Closing Date, the Ground Lease shall be in full force and effect; and

(e) Title. Upon the sole condition of payment of the premium, at Closing, the Title Company shall irrevocably commit to issue to Purchaser an ALTA Owner’s Policy of title insurance, with extended coverage (i.e., with ALTA General Exceptions deleted), dated as of the date and time of the recording of the Deed (as defined below) vesting title in Purchaser, in the amount of the Purchase Price, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Building and the Improvements, and Purchaser as holder of the leasehold interest in the Land pursuant to the Ground Lease, subject only to the Permitted Exceptions (the “Title Policy”). “Permitted Exceptions” means the following exceptions: exceptions approved by Purchaser pursuant to this Agreement; real estate and personal property taxes, and utility charges and assessments, not yet due and payable; the Ground Lease; tenants in possession; any exceptions to title as of the date and time title vested in Seller (December 20, 2005) or any exceptions thereafter caused or permitted to be caused by Purchaser; all laws, regulations and ordinances; all matters that would be shown on an ALTA survey of the Property; and the exceptions and other matters described on Exhibit H attached hereto.

(f) Bankruptcy. No proceeding has been commenced against Seller under the federal Bankruptcy Code or any state law for relief of debtors.

3.3. Failure of Condition Precedent. So long as a party is not in default beyond applicable notice and cure periods hereunder, if any condition to such party’s obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date and such condition is not cured within five (5) days after receipt of notice of default from the non-defaulting party, such non-defaulting party may, in its sole discretion, either (i) terminate this Agreement by delivering written notice to the other party on or before the Closing Date or other applicable date whereupon the Earnest Money shall be returned to Purchaser if Seller is the defaulting party or paid to Seller if Purchaser is the defaulting party, or (ii) elect to close, notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition.

ARTICLE 4. DEFAULT AND REMEDIES

4.1. Purchaser’s Defaults; Seller’s Remedies.

(a) In the event of a breach by Purchaser of its obligations under this Agreement to effect the Closing, which breach is not cured within five (5) days after Purchaser’s receipt of notice of default from Seller (provided that no such cure period shall extend the Closing Date or apply for a breach of the obligation to close by the Closing Date) and Seller is willing, ready and able to perform its obligations hereunder, Seller’s sole remedy shall be to terminate this Agreement and receive and retain all of the Earnest Money and any earnings thereon as liquidated damages, not as a penalty. PURCHASER AND SELLER AGREE THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO QUANTIFY THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF A BREACH BY PURCHASER, THAT THE AMOUNT OF ALL EARNEST MONEY IS A REASONABLE ESTIMATE OF SUCH ACTUAL DAMAGES, AND THAT SELLER’S EXCLUSIVE REMEDY IN THE EVENT OF A BREACH BY PURCHASER SHALL BE TO RETAIN ALL EARNEST MONEY AND ANY EARNINGS THEREON AS LIQUIDATED DAMAGES.

/s/ GAK	/s/ NAC
Initials of Seller	Initials of Purchaser

(b) After Closing, in the event of a breach by Purchaser of its obligations under this Agreement that survive Closing, Seller may exercise any rights and remedies available at law or in equity.

4.2. Seller’s Defaults; Purchaser’s Remedies.

(a) In the event of a material breach by Seller of its obligations under this Agreement, which breach is not cured within five (5) days after Seller’s receipt of notice of default from Purchaser (provided that no such cure period shall extend the Closing Date or apply for a breach of the obligation to close by the Closing Date), Purchaser may elect one of the following two remedies: (a) terminate this Agreement and receive a refund of the Earnest Money, any earnings thereon, plus reimbursement from Seller for Purchaser’s reasonable out of pocket costs incurred in connection with the negotiation of this Agreement up to $25,000; or (b) enforce specific performance of this Agreement against Seller, including the right to recover reasonable attorneys’ fees. PURCHASER AND SELLER AGREE THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO QUANTIFY THE ACTUAL DAMAGES TO PURCHASER IN THE EVENT OF A BREACH BY SELLER, THAT THE AMOUNT OF ALL EARNEST MONEY IS A REASONABLE ESTIMATE OF SUCH ACTUAL DAMAGES, AND THAT IN THE EVENT PURCHASER SELECTS TO ENFORCE ITS REMEDIES UNDER (A) ABOVE, PURCHASER SHALL RECEIVE A REFUND OF ALL EARNEST MONEY AND ANY EARNINGS THEREON, AND PURCHASER’S OUT OF POCKET COSTS.

(b) After Closing, in the event of a breach by Seller of its obligations under this Agreement that survive Closing, Purchaser may exercise any rights and remedies available at law or in equity.

4.3. Limited Liability. Notwithstanding anything to the contrary herein, Purchaser on its own behalf and on behalf of its agents, members, partners, employees, representatives, officers, directors, agents, related and affiliated entities, successors and assigns (collectively, the “Purchaser Parties”) hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller or Seller’s property management company have any personal liability under this Agreement. Seller on its own behalf and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns hereby agrees that in no event or circumstance shall any of the Purchaser Parties have any personal liability under this Agreement. Notwithstanding anything to the contrary contained herein, except with respect to Seller’s obligations to cooperate in causing the return of the Earnest Money to Purchaser: (a) the maximum aggregate liability of Seller, and the maximum aggregate amount which may be awarded to and collected by Purchaser (including, without limitation, for any breach of any representation, warranty and/or covenant of Seller) under this Agreement or any documents executed pursuant hereto or in connection herewith, including, without limitation, the Exhibits attached hereto (collectively, the “Other Documents”) shall, under no circumstances whatsoever, exceed 1% of the Purchase Price (the “CAP Amount”); and (b) no claim by Purchaser alleging a breach by Seller of any representation, warranty and/or covenant of Seller contained herein or any of the Other Documents may be made, and Seller shall not be liable for any judgment in any action based upon any such claim, unless and until such claim, either alone or together with any other claims by Purchaser alleging a breach by Seller of any such representation, warranty and/or covenant, is for an aggregate amount in excess of $50,000.00 (the “Floor Amount”), in which event Seller’s liability respecting any final judgment concerning such claim or claims shall be for the entire amount thereof, subject to the CAP Amount set forth in clause (a) above; provided, however, that if any such final judgment is for an amount that is less than or equal to the Floor Amount, then Seller shall have no liability with respect thereto, but Purchaser shall be the prevailing party for purposes of Section 8.13.

ARTICLE 5. CLOSING

5.1. Closing and Escrow. The consummation of the transaction contemplated herein (“Closing”) shall occur on the Closing Date at the offices of the Escrow Agent. Closing shall occur through an escrow with the Escrow Agent. Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, Escrow Agent shall immediately record and deliver the Deed and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser. Provided such supplemental escrow instructions are not in conflict with this Agreement as it may be amended in writing from time to time, Seller and Purchaser agree to execute such supplemental escrow instructions as may be appropriate to enable Escrow Agent to comply with the terms of this Agreement. The parties understand that the Closing shall occur in San Diego, California requiring that all necessary deliveries to escrow must be completed by 11:00 A.M. on the Closing Date.

5.2. Seller’s Deliveries in Escrow. On or before 11:00 A.M. on the Closing Date, Seller shall deliver in escrow to the Escrow Agent the following:

(a) Deed. That certain Special Warranty Deed substantially in the form of Exhibit D attached hereto (“Deed”), sufficient to vest title to the Property in Purchaser subject only to the Permitted Exceptions;

(b) Bill of Sale and Assignment of Ground Lease and Contracts. A counterpart of the Bill of Sale and Assignment of Ground Lease and Contracts substantially in the form of Exhibit E attached hereto (“Bill of Sale”), executed and acknowledged by Seller;

(c) NPS Lease Termination. A counterpart of the NPS Lease Termination substantially in the form of Exhibit F attached hereto;

(d) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(e) FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

(f) Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller required by and reasonably satisfactory to Purchaser’s counsel and Escrow Agent;

(g) Ground Lease. A copy of the Ground Lessor’s Consent; and

(h) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Seller hereunder or reasonably required to effect the Closing of this transaction consistent with this Agreement.

5.3. Purchaser’s Deliveries in Escrow. On or before 9:00 AM on the Closing Date, Purchaser shall deliver in escrow to the Escrow Agent the following:

(a) Purchase Price. The Purchase Price, less (i) the Earnest Money that is applied to the Purchase Price plus or minus applicable prorations, deposited by Purchaser with the Escrow Agent, and (ii) in accordance with Section 2.2, the $300,000 security deposit under the NPS lease (less the amount of any unpaid monetary obligations of Purchaser as the Tenant under the NPS Lease, which accrued prior to the closing including any outstanding rent, at the Closing). The Purchase Price shall be tendered by Purchaser in immediate, same-day federal funds wired for credit into the Escrow Agent’s escrow account;

(b) Bill of Sale and Assignment of Ground Lease and Contracts. A counterpart of the Bill of Sale, executed by Purchaser;

(c) NPS Lease Termination. A counterpart of the NPS Lease Termination, executed by Purchaser;

(d) State Law Disclosures. Such disclosures and reports as are required by applicable state and local law in connection with the conveyance of real property;

(e) Indemnity. A mechanic’s lien indemnity, if required, in form reasonably satisfactory to the Escrow Agent and the Title Company; and

(f) Other Deliveries. Any other Closing deliveries required to be made by or on behalf of Purchaser hereunder or reasonably required to effect the Closing of this transaction consistent with this Agreement.

5.4. NPS Lease Termination. Upon receipt of the fully executed NPS Lease Termination, Title Company shall date the NPS Lease Termination the date of the Closing and deliver a completely executed copy of the NPS Lease Termination to Purchaser and Seller.

5.5. Closing Statements/Closing Costs.

(a) Seller and Purchaser shall deposit with the Escrow Agent executed closing statements consistent with this Agreement in the form required by the Escrow Agent.

(b) Seller and Purchaser shall execute such returns, questionnaires and other documents as shall be required with regard to all applicable real property transaction taxes imposed by applicable federal, state or local law or ordinance.

(c) Seller shall pay the fees of any counsel representing Seller in connection with this transaction. Seller shall also pay the following costs and expenses:

(i) one-half of the escrow fee, if any, which may be charged by the Escrow Agent or the Title Company; and

(ii) all of its recording fees.

(d) Purchaser shall pay the fees of any counsel representing Purchaser in connection with this transaction. Purchaser shall also pay the following costs and expenses:

(i) one-half of the escrow fee, if any, which may be charged by the Escrow Agent or the Title Company;

(ii) the transfer fees, if any, associated with the assignment of the Ground Lease pursuant to Section 2.1;

(iii) the owner’s title insurance premium for an owner’s title insurance policy and any endorsements requested by Purchaser;

(iv) the excise, recording, deed, imposed transfer tax, documentary stamp tax or similar tax which becomes payable by reason of the transfer of the Property under applicable state or local law, including, without limitation, any real estate excise tax; and

(v) all of its recording fees.

5.6. Possession. At the time of Closing, Purchaser shall continue to possess the Property without interruption.

5.7. Return of Records. At the time of Closing, Seller shall return to Purchaser all books, records and other information relating to the Property, which were previously delivered to Seller by Purchaser (i.e. not items created by or at the request of Seller) and are currently in Seller’s possession.

ARTICLE 6. PRORATIONS AND ADJUSTMENTS

6.1. Prorations. At least two (2) business days prior to the Closing Date, Seller shall provide to Purchaser such information and verification reasonably necessary to support the prorations and adjustments under this Article 6. To the extent Purchaser pays operating expenses, taxes, ground lease rent, assessments and utility charges with respect to such Property pursuant to the NPS Lease, the Ground Lease or as the sole occupant of the Building, Purchaser shall continue to be responsible for and shall timely pay such charges pursuant to the terms and provisions of the NPS Lease and Seller shall not be responsible therefor. All other taxes, assessments and utility charges with respect to such Property shall be prorated between Seller and Purchaser, based on the actual number of days in the applicable period, as of the close of the day immediately preceding such Closing Date, with Seller bearing all such items to the extent attributable to the period prior to such Closing Date and Purchaser bearing all such items to the extent attributable the period commencing on such Closing Date. Seller shall receive a credit for any rent, operating expenses or other amounts to be paid (and remain unpaid) by Purchaser to Seller that accrue on or before the Closing Date pursuant to the terms of the NPS Lease.

6.3. Sales Commissions. Seller and Purchaser represent and warrant each to the other that they have not dealt with any real estate broker, sales person or finder in connection with this transaction. In the event of any claim for broker’s or finder’s fees or commissions in connection with the negotiation, execution or consummation of this Agreement or the transactions contemplated hereby, each party shall indemnify and hold harmless the other party from and against any such claim based upon any statement, representation or agreement of such party.

6.4. Pre-Closing Expenses. Purchaser will not be delinquent in paying all bills and invoices for labor, goods, material and services of any kind relating to the respective Property, utility charges, taxes or any other fee or charge that the Purchaser is obligated to pay pursuant to the NPS Lease relating to the period prior to such Closing.

ARTICLE 7. REPRESENTATIONS AND WARRANTIES

7.1. Seller’s Representations and Warranties. As a material inducement to Purchaser to execute this Agreement and consummate this transaction, Seller represents and warrants to Purchaser that:

(a) Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing as a Delaware limited liability company. Seller is in good standing and is qualified to do business in the state in which the Real Property is located. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing, will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Seller, enforceable in accordance with their terms.

(b) Conflicts and Pending Actions or Proceedings. There is no agreement to which Seller is a party or, to Seller’s knowledge, binding on Seller or the Property which is in conflict with this Agreement, or which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement. There is not now pending or, to the best of Seller’s knowledge, threatened, any action, suit or proceeding before any court or governmental agency or body against Seller that would prevent Seller from performing its obligations hereunder or against or with respect to the Property. No condemnation, eminent domain or similar proceedings are pending or, to Seller’s knowledge, threatened with regard to the Property. Seller has not received any notice and has no knowledge of any pending or threatened liens, special assessments, impositions or increases in assessed valuations to be made against the Property.

(c) Ground Lease. To the present, actual knowledge of Seller, the Ground Lease is in full force and effect and no default, dispute or controversy exists with respect to Seller’s obligations and responsibilities under the Ground Lease.

7.2. Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement and consummate this transaction, Purchaser represents and warrants to Seller that:

(a) Organization and Authority. Purchaser has been duly organized and is validly existing as a Delaware corporation, in good standing and will be qualified to do business in the state in which the Real Property is located on the Closing Date. Subject only to obtaining certain internal approvals prior to the Closing Date, Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitutes, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

(b) Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser’s knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser’s knowledge, threatened against Purchaser which challenges or impairs Purchaser’s ability to execute or perform its obligations under this Agreement.

(c) “As-Is” Purchase. Purchaser is an experienced commercial real estate owner and, except as set forth in this Agreement or in any document executed at Closing pursuant to or in connection with this Agreement, shall rely solely upon its own evaluation and investigation of the condition and all aspects of the Property. Purchaser acknowledges that as the previous owner of the Property who sold the Property to Seller on December 20, 2005, and as the entity in possession and control of the Property for the entire time since it sold its interest in the Property, Purchaser is in the best position to know and understand the Property, and Purchaser has inspected the Property and all of the documents that Purchaser deems appropriate and has determined that the Property is satisfactory to Purchaser to proceed with this transaction. PURCHASER IS PURCHASING THE PROPERTY “AS-IS, WHERE IS AND WITH ALL FAULTS” IN ITS PRESENT CONDITION, SUBJECT TO REASONABLE USE, WEAR, TEAR, CONSTRUCTION ACTIVITIES AND NATURAL DETERIORATION BETWEEN THE DATE HEREOF AND THE CLOSING DATE AND FURTHER AGREES THAT NEITHER SELLER NOR ANY AGENT, DIRECT OR INDIRECT PARTNER, DIRECT OR INDIRECT MEMBER, EMPLOYEE OR REPRESENTATIVE OF THE FOREGOING (i) SHALL BE LIABLE FOR ANY LATENT OR PATENT DEFECTS IN THE PROPERTY OR (ii) HAVE MADE ANY REPRESENTATION WHATSOEVER REGARDING THE PROPERTY OR ANY PART THEREOF, THE CONSTRUCTION OR ANY OTHER THING RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, AND (iii) PURCHASER, IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, HAS NOT AND DOES NOT RELY UPON ANY STATEMENT, INFORMATION, OR REPRESENTATION TO WHOMSOEVER MADE OR GIVEN, WHETHER TO PURCHASER OR OTHERS, AND WHETHER DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, MADE BY ANY PERSON, EXCEPT AS EXPRESSLY SET FORTH HEREIN. IN ADDITION TO THE FOREGOING, PURCHASER REPRESENTS THAT BEFORE THE EFFECTIVE DATE PURCHASER HAS EXAMINED THE PROPERTY AND OTHER MATTERS AS IT DEEMS APPROPRIATE, AND IS FAMILIAR WITH THE PHYSICAL AND ENVIRONMENTAL CONDITION OF THE PROPERTY AND HAS CONDUCTED SUCH OTHER INVESTIGATION OF THE AFFAIRS AND CONDITION OF THE PROPERTY AS PURCHASER CONSIDERS APPROPRIATE. NEITHER SELLER, NOR ANY AFFILIATE OF SELLER, NOR ANY AGENT, DIRECT OR INDIRECT PARTNER, DIRECT OR INDIRECT MEMBER, EMPLOYEE OR REPRESENTATIVE OF THE

FOREGOING HAVE MADE OR WILL BE ALLEGED TO HAVE MADE ANY ORAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTIES WHATSOEVER TO PURCHASER, WHETHER EXPRESS OR IMPLIED, AND, IN PARTICULAR, NO SUCH REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTIES HAVE BEEN MADE OR WILL BE MADE OR WILL BE ALLEGED TO HAVE BEEN MADE WITH RESPECT TO THE PHYSICAL CONDITION, CONSTRUCTION, DESIGN, ENVIRONMENTAL CONDITION OR OPERATION OF THE PROPERTY, THE ACTUAL OR PROJECTED REVENUE AND EXPENSES OF THE PROPERTY, THE PERMITS, ZONING AND OTHER LAWS, REGULATIONS AND RULES APPLICABLE TO THE PROPERTY OR THE COMPLIANCE OF THE PROPERTY THEREWITH, THE CONSTRUCTION, DESIGN, CONDITION OR SAFETY OF THE PROPERTY OR ANY IMPROVEMENTS THEREON OR ANY UTILITIES AND SERVICES WITH RESPECT THERETO OR THE CONDITIONS OF ANY SOILS AND GEOLOGY, LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE, THE QUANTITY, QUALITY OR CONDITION OF ANY PERSONAL PROPERTY OR FIXTURES, THE USE OR OCCUPANCY OF THE PROPERTY OR ANY PART THEREOF OR ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PROPERTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT AS, AND SOLELY TO THE EXTENT SPECIFICALLY SET FORTH HEREIN. EXCEPT AS, AND SOLELY TO THE EXTENT, SPECIFICALLY SET FORTH HEREIN, NEITHER SELLER OR ANY AFFILIATE OF SELLER, NOR ANY AGENT, DIRECT OR INDIRECT PARTNER, DIRECT OR INDIRECT MEMBER, EMPLOYEE OR REPRESENTATIVE OF THE FOREGOING HAVE MADE OR WILL MAKE ANY ORAL OR WRITTEN REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTIES WHATSOEVER TO PURCHASER, WHETHER EXPRESS OR IMPLIED, AND, IN PARTICULAR, THAT NO SUCH REPRESENTATIONS, WARRANTIES, PROMISES OR GUARANTIES HAVE BEEN MADE OR WILL BE ALLEGED TO HAVE BEEN MADE WITH RESPECT TO THE TRUTH, ACCURACY OR COMPLETENESS OF ANY MATERIALS, REPORTS, DATA OR OTHER INFORMATION, INCLUDING WITHOUT LIMITATION THE CONTENTS OF THE BOOKS AND RECORDS OF SELLER OR REPORTS OR OTHER MATTERS LISTED ON EXHIBITS OR SCHEDULES TO THIS AGREEMENT OR REFERRED TO HEREIN, PHYSICAL CONDITION AND ENVIRONMENTAL SURVEYS, INFORMATIONAL BROCHURES WITH RESPECT TO THE PROPERTY, QUESTIONNAIRES (INCLUDING REIT QUESTIONNAIRES), RENT ROLLS, ANY INFORMATION PROVIDED IN CONNECTION WITH ANY OTHER REQUEST OF PURCHASER OR INCOME AND EXPENSE STATEMENTS, WHICH SELLER OR ITS REPRESENTATIVES MAY HAVE DELIVERED, MADE AVAILABLE OR FURNISHED TO PURCHASER IN CONNECTION WITH THE PROPERTY. PURCHASER HAS ENTERED INTO THIS AGREEMENT, AFTER HAVING MADE AND RELIED SOLELY ON ITS OWN INDEPENDENT INVESTIGATION, INSPECTION, ANALYSIS, APPRAISAL, EXAMINATION AND EVALUATION OF THE FACTS AND CIRCUMSTANCES AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED HEREIN. PURCHASER ACKNOWLEDGES THAT THE DESIGN AND/OR CONSTRUCTION OF THE PROPERTY MAY NOT BE IN COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990, AS AMENDED AND OTHER LAWS, AND SELLER MAKES NO REPRESENTATIONS WITH RESPECT TO SAME. WITHOUT LIMITING THE FOREGOING, NEITHER SELLER, NOR ANY AGENT, DIRECT OR INDIRECT PARTNER, DIRECT OR INDIRECT MEMBER, EMPLOYEE OR REPRESENTATIVE OF THE FOREGOING HAS MADE ANY REPRESENTATION OR WARRANTY WHATSOEVER REGARDING HAZARDOUS MATERIALS OF ANY KIND OR NATURE ON, ABOUT OR WITHIN THE PROPERTY OR THE PHYSICAL CONDITION OF THE PROPERTY AND PURCHASER AGREES TO ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION OR DESIGN DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS OR ANY OTHER INFORMATION PURCHASER HAS REVIEWED. NOTWITHSTANDING ANY OF THE FOREGOING, THE FOREGOING REPRESENTATION OF PURCHASER IS NOT INTENDED TO LIMIT, AND IS SUBJECT TO, THE SELLER REPRESENTATIONS.

7.3. Survival of Representations and Warranties. The representations and warranties set forth in this Article 7 are made as of the Effective Date and are remade as of the Closing Date, and such representations and warranties (and any representations and warranties in any other documents delivered to Purchaser pursuant to the provisions of this Agreement) shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive for nine (9) months after the Closing Date.

ARTICLE 8. MISCELLANEOUS

8.1. Parties Bound. Neither party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void; provided, however, that Purchaser may assign this Agreement without Seller’s consent to an Affiliate. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, assigns, heirs, and devisees of the parties. For the purposes of this paragraph, the term “Affiliate” means (i) an entity that directly or indirectly controls, is controlled by or is under common control with Purchaser, or (ii) a partnership or other entity in which Purchaser or an entity described in (i) is a partner or other owner; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations.

8.2. Headings. The article and paragraph headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

8.3. Expenses. Except as otherwise expressly provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements.

8.4. Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

8.5. Governing Law and Venue. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the laws of the state of Utah and venue and jurisdiction in any action involving, relating to or arising from this Agreement shall lie solely and exclusively with the courts in the County of Salt Lake, State of Utah.

8.6. Survival. The provisions of this Agreement and the obligations of the parties not fully performed at the Closing shall survive the Closing for one year and shall not be deemed to be merged into or waived by the instruments of Closing. Any claim for performance of an obligation after Closing shall be barred and shall lapse unless a claim is made in writing, with a description of the claim made, on or before the first anniversary of Closing.

8.7. No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

8.8. Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only in writing by a non-electronic instrument executed by the party against whom enforcement is sought. For the avoidance of doubt, copies of signed instruments that are electronically transmitted constitute a writing for this purpose.

8.9. Time of the Essence. Time is of the essence in the performance of this Agreement.

8.10. Time. All times, whenever specified herein, shall be local time in San Diego, California.

8.11. Confidentiality. Subject to Section 8.12, (i) the parties agree to keep all negotiations and the terms of this Agreement confidential, and shall not disclose such terms to any person, without the prior written approval of the other party, and (ii) Purchaser agrees that the books, records and other information relating to the Property reviewed by or delivered to Purchaser as well as the results from all studies, tests and inspections conducted on the Real Property by Purchaser or its representatives are confidential information under this Agreement and shall not be disclosed nor used by Purchaser except in furtherance of completing the transactions contemplated by this Agreement. The confidentiality obligations set out in clause (i) of this Section 8.11 shall survive the Closing, and clauses (i) and (ii) of this Section 8.11 shall survive any termination of this Agreement, but the confidentiality obligations set forth in clause (ii) of this Section 8.11 shall not survive the Closing.

8.12. Press Release. Until the Closing, neither Seller nor Purchaser will release or cause or permit to be released any press notices, or publicity (oral or written) or advertising promotion relating to, or otherwise announce or disclose or cause or permit to be announced or disclosed, in any manner whatsoever, the terms, conditions or substance of this Agreement without first obtaining the written consent of the other party except those disclosures that are required by law, including the federal securities laws, applicable stock exchange requirements or contractual obligation (in which case notice shall be timely provided to the other party of such requirement and disclosure). The foregoing shall not preclude either party from discussing the substance or any relevant details of such transactions with any of its attorneys, accountants, professional consultants, lenders, partners, investors, or any prospective lender, partner or investor, as the case may be, or prevent either party hereto, from complying with laws, rules, regulations and court orders, including without limitation, governmental regulatory, disclosure, tax and reporting requirements, or from making disclosures in the ordinary course of its due diligence inspections and contacts with third parties related thereto. Notwithstanding the foregoing, any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure except to the extent maintaining such confidentiality is necessary to comply with any applicable federal or state securities laws. The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the existence or status of any negotiations unrelated to the tax issues, or (iii) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

8.13. Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the non-prevailing party agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith, whether incurred prior to, during or subsequent to any bankruptcy, receivership, reorganization, appellate, or other legal proceeding.

8.14. Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Exhibit G. Any such notices shall be either (i) sent by overnight delivery using a nationally recognized overnight courier, in which case notice shall be deemed delivered one business day after deposit with such courier, (ii) sent by facsimile on a business day, in which case notice shall be deemed delivered upon transmission of such notice with confirmed receipt by the sender’s machine, or (iii) sent by personal delivery, in which case notice shall be deemed delivered upon receipt or refusal of delivery. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. The attorney for a party has the authority to send notices on behalf of such party.

8.15. Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

8.16. Remedies Cumulative. Except as expressly provided to the contrary in this Agreement, the remedies provided in this Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

8.17. Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein and the time during any day by which an event must occur shall be deemed to end at 5 p.m.

8.18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

8.19. Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed or delivered by either party at Closing, each party agrees to perform, execute and deliver, on or after the Closing any further actions, documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

8.20. Approval. To the extent any approval or consent shall be required in this Agreement such approval or consent shall not be unreasonably withheld, unless the terms of and conditions of such approval or consent are to the sole discretion of such party.

8.21. Environmental Release by Purchaser. Without limiting any provision in this Agreement, Purchaser, for itself and any of its successors and assigns and their affiliates, hereby irrevocably and absolutely waives its right to recover from, and forever releases and discharges, and covenants not to file or otherwise pursue any legal action (whether based on contract, statutory rights, common law or otherwise) against Seller or any members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller or Seller’s property management company with respect to any and all suits, actions, proceedings, investigations, demands, claims, liabilities, obligations, fines, penalties, liens, judgments, losses, injuries, damages, settlement expenses or costs of whatever kind or nature, whether direct or indirect, known or unknown, contingent or otherwise (including any action or proceeding brought or threatened or ordered by any governmental authority), including, without limitation, attorneys’ and experts’ fees and expenses, and investigation and remediation costs that may arise on account of or in any way be connected with the Property or any portion thereof including, without limitation, the physical, environmental and structural condition of the Property or any law or regulation applicable thereto, or any other matter relating to the use, presence or discharge of Hazardous Materials on, under, in, above or about the Property. For purposes of this Agreement, the term “Hazardous Materials” means any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant or other material that is hazardous, toxic, ignitable, corrosive, carcinogenic or otherwise presents a risk of danger to human, plant or animal life or the environment or that is defined, determined or identified as such in any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated) and any judicial or administrative order or judgment, in each case relating to the protection of human health, safety and/or the environment, including, but not limited to, any materials, wastes or substances that are included within the definition of (A) “hazardous waste” in the federal Recourse Conservation and Recovery Act; (B) “hazardous substances” in the federal Comprehensive Environmental Response, Compensation and Liability Act; (C) “pollutants” in the federal Clean Water Act; (D) “toxic substances” in the federal Toxic Substances Control Act; (E) “oil or hazardous materials” in the laws or regulations of any state or commonwealth, and (F) any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law. The term “Environmental Laws” includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the date of this Agreement, together with their implementing regulations, guidelines, rules or orders as of the date of this Agreement, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The provisions of this Section 8.21 shall survive the Closing or any termination of this Agreement.

8.22. Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the Effective Date.

SELLER: BMR-383 COLOROW DRIVE LLC, a Delaware limited liability company		PURCHASER: NPS PHARMACEUTICALS, INC., a Delaware corporation

By	/S/ GARY A. KREITZLER	By	N. ANTHONY COLES
	Name: Gary A. Kreitzler Title: Executive V.P.		Name: N. Anthony Coles Title: Chief Executive Officer and President

[SIGNATURE PAGE: 383 COLOROW DRIVE PURCHASE AND SALE AGREEMENT]

Escrow Agent has executed this Agreement in order to confirm that Escrow Agent shall act as escrowee with respect to and hold in escrow the Earnest Money and the interest earned thereon, and shall disburse the Earnest Money and the interest earned thereon, pursuant to the provisions of Exhibit B hereof.

ESCROW AGENT: LANDAMERICA COMMERCIAL SERVICES

By	/s/ Janine Hudson

Name: Janine Hudson
Title: Commercial Escrow Officer

Dated:	May 9, 2007

AGREEMENT OF PURCHASE AND SALE

[383 Colorow Drive, Salt Lake City, Utah]

EXHIBITS

Exhibit A	Legal Description of Land

Exhibit B	Earnest Money Escrow Provisions

Exhibit C	Ground Lessor Consent

Exhibit D	Deed

Exhibit E	Bill of Sale and Assignment of Ground Lease

Exhibit F	NPS Lease Termination

Exhibit G	Notice Addresses

Exhibit H	Permitted Exceptions

EXHIBIT A

LEGAL DESCRIPTION OF LAND

Property located on the University Of Utah at Research Park.

Three parcels of land located within the Southeast Quarter Of Section 3, Township 1 South, Range 1 East, Salt Lake Base And Meridian, described as follows:

Leasehold estate:

Beginning at a point South 65º11’09” East 66.35 feet and North 54º38’21” East 190.000 feet from the existing street monument at Tabby Lane and Colorow Drive, said point of beginning also being a record West 1970.16 feet, North 1931.31 feet, and North 54º38’21” East 190.000 feet From the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 54º42’57” West 573.288 feet; thence North 35º21’39” West 61.714 feet; thence North 54º38’21” East 589.38 feet; thence South 35º21’40” East 602.601 feet; thence South 54º38’21” West 399.379 feet to the point of beginning.

Non-exclusive easements for purposes of access and landscaping to run concurrently with the Lease:

Beginning at a point South 65º11’09” East 66.35 feet from the existing street monument at Tabby Lane and Colorow Drive, said Point of Beginning also being a record West 1970.16 feet and North 1931.31 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 35º21’39” West 540.887 feet; thence South 54º42’57” East 573.288 feet; thence South 54º38’21” West 190.000 feet to the point of beginning, and

Beginning at a point South 65º11’09” East 66.35 feet and North 54º38’21” East 589.379 feet from the existing street monument at Tabby Lane and Colorow Drive, said point of beginning also being a record West 1970.16 feet, North 1931.31 feet and North 54º38’21” East 589.379 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 35º21’40” West 602.601 feet; thence South 46º58’28” East 615.196 feet; thence South 54º38’21” West 123.845 feet to the point of beginning

The following is shown for informational purposes only: Tax Parcel No. 16-03-400-002-2007 and 16-03-400-002-6007

The basis of bearing for this parcel is the record bearing of North 35º21’39” West along the center line of Colorow Drive between the existing street monuments at Tabby Lane and Wakara Drive.

[EXHIBIT A]

EXHIBIT B

EARNEST MONEY ESCROW PROVISIONS

1. Investment and Use of Funds. The Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Purchaser, shall not commingle the Earnest Money with any funds of the Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. If the Closing under this Agreement occurs, the Escrow Agent shall deliver the Earnest Money to, or upon the instructions of, Seller on the Closing Date.

2. Interpleader. Seller and Purchaser mutually agree that in the event of any controversy regarding the Earnest Money, unless mutual written instructions are received by the Escrow Agent directing the Earnest Money’s disposition, the Escrow Agent shall not take any action, but instead shall await the disposition of any proceeding relating to the Earnest Money or, at the Escrow Agent’s option, the Escrow Agent may interplead all parties and deposit the Earnest Money with a court of competent jurisdiction in which event the Escrow Agent may recover all of its court costs and reasonable attorneys’ fees. Seller or Purchaser, whichever loses in any such interpleader action, shall be solely obligated to pay such costs and fees of the Escrow Agent, as well as the reasonable attorneys’ fees of the prevailing party in accordance with the other provisions of this Agreement.

3. Delivery. Except as otherwise expressly provided herein, upon not less than three (3) business days’ prior written notice to the Escrow Agent and the other party, Escrow Agent shall deliver the Earnest Money to the party requesting the same; provided, however, that if the other party shall, within said three (3) business day period, deliver to the requesting party and the Escrow Agent a written notice that it disputes the claim to the Earnest Money, Escrow Agent shall retain the Earnest Money until it receives written instructions executed by both Seller and Purchaser as to the disposition and disbursement of the Earnest Money, or until ordered by final court order, decree or judgment, which is not subject to appeal, to deliver the Earnest Money to a particular party, in which event the Earnest Money shall be delivered in accordance with such notice, instruction, order, decree or judgment.

4. Liability of Escrow Agent. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts and for any loss, cost or expense incurred by Seller or Purchaser resulting from the Escrow Agent’s mistake of law respecting the Escrow Agent’s scope or nature of its duties. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees, incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent.

[EXHIBIT B]

EXHIBIT C

GROUND LESSOR CONSENT

ESTOPPEL CERTIFICATE

To:	BMR – 383 Colorow Drive LLC
17140 Bernardo Center Drive, Suite 222
San Diego, CA 92128
Attention: General Counsel

NPS Pharmaceuticals, Inc.
383 Colorow Drive
Salt Lake City, Utah 84108
Attn: Office of General Counsel

LandAmerica Commercial Services
750 B. Street, #3000
San Diego, California 92101
Attn:

Re:	Property Address: 383 Colorow Drive, Salt Lake City, Utah (the “Property”)

BMR-383 Colorow Drive LLC limited liability company (“Lessee”) has entered into that certain Agreement for Purchase and Sale (“Purchase Agreement”), dated May 9, 2007 by and between Lessee and NPS Pharmaceuticals, Inc., a Delaware corporation (the “Purchaser”) whereby Purchaser shall acquire a fee interest in the Property.

With the knowledge and understanding that Purchaser will be relying on the statements contained herein in acquiring the Property, as of the date hereof, The University of Utah (“Ground Lessor”) hereby certifies to Purchaser as follows:

1.	Ground Lessor is the lessor at the Property under that certain Ground Lease (the “Lease”) dated December 10, 2003 by and between Ground Lessor and Lessee; the Lease has not been cancelled, modified, extended or amended and there are no other agreements, written or oral, affecting or relating to Ground Lessor’s lease of the Land as described on Exhibit 1 attached hereto (the “Land”), together with all improvements and fixtures located on the Land (the “Improvements”).

2.	The Lease was assigned to Lessee by Purchaser on December 20, 2005 as part of a sales-leaseback transaction. The Lease, subject to any rights of extension, terminates on December 9, 2043.

3.	Base rent is currently payable in the amount of $15,400 per month.

4.	Lessee is not currently paying estimated payments of additional rent.

5.	To the best of Ground Lessor’s knowledge, Lessee has not assigned the Lease and has sublet the Land and the Improvements only to Purchaser.

6.	The Lease is in full force and effect, free from default and free from any event which could become a default under the Lease and Ground Lessor has no claims against the Lessee, and there are no disputes with the Lessee.

7.	Ground Lessor has received no notice of prior sale, transfer or assignment, hypothecation or pledge of the Lease or of the rents payable thereunder.

8.	In connection with the consummation of the Purchase Agreement, Ground Lessor hereby consents to the assignment of Lessee’s rights under the Lease to Purchaser.

[EXHIBIT C]

The undersigned has executed this Estoppel Certificate with the knowledge and understanding that Purchaser is acquiring the Property in reliance on this Estoppel Certificate and that the undersigned will be bound by this Estoppel Certificate. The statements contained herein may be relied upon by Lessee, Purchaser and LandAmerica Commercial Services, and any mortgagee of the Property and their respective successors and assigns.

Dated the      day of                     .

By
Name:
Title:

[EXHIBIT C]

EXHIBIT 1 OF

GROUND LESSOR CONSENT ESTOPPEL CERTIFICATE

LEGAL DESCRIPTION OF LAND

Property located on the University Of Utah at Research Park.

Three parcels of land located within the Southeast Quarter Of Section 3, Township 1 South, Range 1 East, Salt Lake Base And Meridian, described as follows:

Leasehold estate:

Beginning at a point South 65º11’09” East 66.35 feet and North 54º38’21” East 190.000 feet from the existing street monument at Tabby Lane and Colorow Drive, said point of beginning also being a record West 1970.16 feet, North 1931.31 feet, and North 54º38’21” East 190.000 feet From the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 54º42’57” West 573.288 feet; thence North 35º21’39” West 61.714 feet; thence North 54º38’21” East 589.38 feet; thence South 35º21’40” East 602.601 feet; thence South 54º38’21” West 399.379 feet to the point of beginning.

Non-exclusive easements for purposes of access and landscaping to run concurrently with the Lease:

Beginning at a point South 65º11’09” East 66.35 feet from the existing street monument at Tabby Lane and Colorow Drive, said Point of Beginning also being a record West 1970.16 feet and North 1931.31 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 35º21’39” West 540.887 feet; thence South 54º42’57” East 573.288 feet; thence South 54º38’21” West 190.000 feet to the point of beginning, and

Beginning at a point South 65º11’09” East 66.35 feet and North 54º38’21” East 589.379 feet from the existing street monument at Tabby Lane and Colorow Drive, said point of beginning also being a record West 1970.16 feet, North 1931.31 feet and North 54º38’21” East 589.379 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 35º21’40” West 602.601 feet; thence South 46º58’28” East 615.196 feet; thence South 54º38’21” West 123.845 feet to the point of beginning

The following is shown for informational purposes only: Tax Parcel No. 16-03-400-002-2007 and 16-03-400-002-6007

The basis of bearing for this parcel is the record bearing of North 35º21’39” West along the center line of Colorow Drive between the existing street monuments at Tabby Lane and Wakara Drive.

[EXHIBIT C]

EXHIBIT D

FORM OF DEED

When recorded, return to

(and send tax notices to):

NPS Pharmaceuticals, Inc.

Attn: Morgan Brown

383 Colorow Drive

Salt Lake City, Utah 84108

Tax Parcel ID No.: ___________________

SPECIAL WARRANTY DEED

For Ten Dollars ($10.00) and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, BMR-383 COLOROW DRIVE LLC, a Delaware limited liability company (“Grantor”), whose address is 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128, hereby sells, conveys, and warrants against all claiming by, through, or under, Grantor to, NPS PHARMACEUTICALS, INC., a Delaware corporation, whose address is 383 Colorow Drive, Salt Lake City, Utah, 84108, all of Grantor’s right, title and interest (if any) in and to the improvements and fixtures located on the following described land located in Salt Lake County, Utah, to wit:

Property located on the University Of Utah at Research Park.

Three parcels of land located within the Southeast Quarter Of Section 3, Township 1 South, Range 1 East, Salt Lake Base And Meridian, described as follows:

Leasehold estate:

Beginning at a point South 65º11’09” East 66.35 feet and North 54º38’21” East 190.000 feet from the existing street monument at Tabby Lane and Colorow Drive, said point of beginning also being a record West 1970.16 feet, North 1931.31 feet, and North 54º38’21” East 190.000 feet From the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 54º42’57” West 573.288 feet; thence North 35º21’39” West 61.714 feet; thence North 54º38’21” East 589.38 feet; thence South 35º21’40” East 602.601 feet; thence South 54º38’21” West 399.379 feet to the point of beginning.

Non-exclusive easements for purposes of access and landscaping to run concurrently with the Lease:

Beginning at a point South 65º11’09” East 66.35 feet from the existing street monument at Tabby Lane and Colorow Drive, said Point of Beginning also being a record West 1970.16 feet and North 1931.31 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 35º21’39” West 540.887 feet; thence South 54º42’57” East 573.288 feet; thence South 54º38’21” West 190.000 feet to the point of beginning, and

Beginning at a point South 65º11’09” East 66.35 feet and North 54º38’21” East 589.379 feet from the existing street monument at Tabby Lane and Colorow Drive, said point of beginning also being a record West 1970.16 feet, North 1931.31 feet and North 54º38’21” East 589.379 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 35º21’40” West 602.601 feet; thence South 46º58’28” East 615.196 feet; thence South 54º38’21” West 123.845 feet to the point of beginning

The following is shown for informational purposes only: Tax Parcel No. 16-03-400-002-2007 and 16-03-400-002-6007

The basis of bearing for this parcel is the record bearing of North 35º21’39” West along the center line of Colorow Drive between the existing street monuments at Tabby Lane and Wakara Drive.

[EXHIBIT D]

Grantor has executed this Special Warranty Deed in favor of Grantee effective this              day of                     , 2007.

GRANTOR:	BMR-383 COLOROW DRIVE LLC, a Delaware limited liability company

By
Name:
Title:

State of California)

County of San Diego)

On the              day of                                 , 2007, before me                                              , Notary Public, personally appeared                             , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity on behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal

NOTARY PUBLIC
My Commission Expires:

[Seal]

[EXHIBIT D]

EXHIBIT E

BILL OF SALE AND ASSIGNMENT OF GROUND LEASE

This instrument is executed and delivered as of the              day of                 , 2007 (“Assignment”) pursuant to that certain Agreement of Purchase and Sale (“Agreement”) dated                     , 2007, by and between BMR-383 Colorow Drive LLC, a Delaware limited liability company (“Seller”), and NPS Pharmaceuticals, Inc., a Delaware corporation (“Purchaser”), covering an approximately 93,650 rentable square foot, three-story, laboratory and office building located at 383 Colorow Drive, Salt Lake City, Utah 84108 (the “Building”) and Seller’s leasehold interest in the land as described on Exhibit A attached hereto (the “Land”) pursuant to that certain Ground Lease (as defined below), together with all improvements and fixtures located on the Land (the “Improvements” and, collectively with the Building and the Land, the “Real Property”), except for those items listed in Section 1.1(c) of the Agreement and Section 1(b) below, the ownership of which will be retained by Seller.

1. Sale of Personalty. For good and valuable consideration, Seller hereby sells, transfers, sets over and conveys to Purchaser the following:

(a) Intangible Property. The following property to the extent assignable: All, right, title and interest of Seller, if any, in and to: (1) all intangible personal property now or hereafter used exclusively in connection with the operation, ownership, maintenance, management, or occupancy of the Real Property; (2) the plans and specifications for the Improvements; (3) warranties, indemnities, applications, permits, approvals and licenses pertaining to the Real Property; and (4) insurance proceeds and condemnation awards or claims thereto to the extent provided in the Agreement.

(b) Improvements. The following property to the extent assignable: All, right, title and interest of Seller, if any, in and to all Improvements and fixtures located on the Land.

2. Assignment of Leases. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser, and Purchaser hereby accepts the following as of the Closing Date (as defined in the Agreement): all of Seller’s right, title and interest in and to that certain Ground Lease dated December 10, 2003 between Seller, as lessee, and the University of Utah, as ground lessor (the “Ground Lease”) covering the Land and the Improvements, as set forth on Exhibit B attached hereto, and, subject to the terms and conditions of the Agreement, Purchaser hereby assumes all of the lessee’s obligations under the Ground Lease arising from and after the Closing Date.

3. Indemnification. Seller shall defend, indemnify and hold harmless Purchaser from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Purchaser by reason of the failure of Seller to fulfill, perform, discharge, and observe its obligations with respect to the Ground Lease arising prior to the Closing Date. Purchaser shall defend, indemnify and hold harmless Seller from and against any liability, damages, causes of action, expenses, and attorneys’ fees incurred by Seller by reason of the failure of Purchaser to fulfill, perform, discharge, and observe its obligations with respect to the Ground Lease arising on or after the Closing Date.

4. Successors and Assigns. This Assignment is binding upon, and shall inure to the benefit of Seller and Purchaser and their respective heirs, legal representatives, successors and assigns.

5. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. To facilitate execution of this Assignment, the parties may execute and exchange by telephone facsimile counterparts of the signature pages.

6. Governing Law. This Assignment shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of Utah.

7. Attorneys’ Fees. Should either party employ attorneys to enforce any of the provisions hereof, the non-prevailing party agrees to pay the prevailing party all reasonable costs, charges, and expenses, including reasonable attorneys’ fees, expended or incurred by the prevailing party in connection therewith.

[EXHIBIT E]

IN WITNESS WHEREOF, the undersigned have caused this Bill of Sale and Assignment of Leases and Contracts to be executed as of the date written above.

SELLER:	PURCHASER:

BMR-383 COLOROW DRIVE LLC, a Delaware limited liability company	NPS PHARMACEUTICALS, INC., a Delaware corporation

By	By
Name:	Name:
Title:	Title:

[EXHIBIT E]

EXHIBIT F

TERMINATION OF LEASE AGREEMENT

THIS TERMINATION OF LEASE AGREEMENT (the “Termination”) is made and entered into as of May     , 2007 (the “Effective Date”), by and between BMR-383 Colorow Drive LLC, a Delaware limited liability company, whose address is 17140 Bernardo Center Drive, Suite 222, San Diego, California 92128, Attn: General Counsel/Real Estate (the “Landlord”), and NPS Pharmaceuticals, Inc., a Delaware corporation, whose address is 383 Colorow Drive, Salt Lake City, Utah 84108, Attn: Morgan Brown (the “Tenant”). This Termination is entered into with reference to the following facts:

A. On December 22, 2005, Landlord and Tenant entered into that certain Lease Agreement (the “Agreement”), affecting the real property described on Exhibit 1 (the “Premises”).

B. The parties now desire to terminate the Agreement.

NOW THEREFORE the parties agree and give notice as follows.

1. Termination. The parties hereby terminate the Agreement. The Agreement is hereby declared to be of absolutely no force or effect. Each party hereby releases, cancels, annuls, rescinds, discharges, disclaims, waives and releases any and all rights and benefits it may have under the Agreement, and unconditionally releases the other party to the Agreement from any and all obligations under the Agreement, except Landlord does not release Tenant from its indemnity obligations set forth in Section 9.1 of the Agreement (“Tenant’s Indemnity Obligations”), which shall survive the termination of the Agreement. All obligations of all parties under the Agreement have been performed in full or waived, except for Tenant’s Indemnity Obligations.

2. Security Deposit. Security Deposit. Pursuant to the Agreement of Purchase and Sale between the parties hereto and dated as of May 9, 2007 (the “Agreement of Purchase and Sale”), the Tenant receives a credit against the Purchase Price (as defined in the Agreement of Purchase and Sale) in an amount equal to the amount of the security deposit, less any unpaid monetary obligations under the Agreement which accrued prior to the closing of the Agreement of Purchase and Sale, including any outstanding rent. As such, the parties agree that the Landlord shall retain the security deposit in the amount of $300,000, and the Tenant shall not have any claim thereto, except as set out in this paragraph 2.

3. No Constructive Notice. Neither the Agreement nor this Termination shall be deemed to give any person constructive notice of any facts or circumstances whatsoever.

4. Further Assurances. Each party agrees to execute any further documentation that any title insurance company shall require in order to further evidence the termination of the Agreement or to enable any title insurance company to issue policy(ies) of title insurance without any reference whatsoever to the Agreement or the rights of any party thereunder.

5. No Conditions. This Termination is absolutely unconditional.

6. Parties. This Termination shall bind and benefit the parties and their successors and assigns, and may be relied upon by any title insurance company and any prospective purchaser, lessee, or mortgagee of the Premises or any interest therein.

[Signature page follows]

[EXHIBIT F]

IN WITNESS WHEREOF, the parties hereto have executed this Termination of Lease Agreement, as of the Effective Date.

LANDLORD:	TENANT:

BMR-383 COLOROW DRIVE LLC, a Delaware limited liability company	NPS PHARMACEUTICALS, INC., a Delaware corporation

By	By
Name:	Name:
Title:	Title:

[EXHIBIT F]

EXHIBIT 1 OF

TERMINATION OF LEASE AGREEMENT

LEGAL DESCRIPTION OF LAND

Property located on the University Of Utah at Research Park.

Three parcels of land located within the Southeast Quarter Of Section 3, Township 1 South, Range 1 East, Salt Lake Base And Meridian, described as follows:

Leasehold estate:

Beginning at a point South 65º11’09” East 66.35 feet and North 54º38’21” East 190.000 feet from the existing street monument at Tabby Lane and Colorow Drive, said point of beginning also being a record West 1970.16 feet, North 1931.31 feet, and North 54º38’21” East 190.000 feet From the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 54º42’57” West 573.288 feet; thence North 35º21’39” West 61.714 feet; thence North 54º38’21” East 589.38 feet; thence South 35º21’40” East 602.601 feet; thence South 54º38’21” West 399.379 feet to the point of beginning.

Non-exclusive easements for purposes of access and landscaping to run concurrently with the Lease:

Beginning at a point South 65º11’09” East 66.35 feet from the existing street monument at Tabby Lane and Colorow Drive, said Point of Beginning also being a record West 1970.16 feet and North 1931.31 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 35º21’39” West 540.887 feet; thence South 54º42’57” East 573.288 feet; thence South 54º38’21” West 190.000 feet to the point of beginning, and

Beginning at a point South 65º11’09” East 66.35 feet and North 54º38’21” East 589.379 feet from the existing street monument at Tabby Lane and Colorow Drive, said point of beginning also being a record West 1970.16 feet, North 1931.31 feet and North 54º38’21” East 589.379 feet from the Southeast Corner of Section 3, Township 1 South, Range 1 East, Salt Lake Base and Meridian; and running thence North 35º21’40” West 602.601 feet; thence South 46º58’28” East 615.196 feet; thence South 54º38’21” West 123.845 feet to the point of beginning

The following is shown for informational purposes only: Tax Parcel No. 16-03-400-002-2007 and 16-03-400-002-6007

The basis of bearing for this parcel is the record bearing of North 35º21’39” West along the center line of Colorow Drive between the existing street monuments at Tabby Lane and Wakara Drive.

[EXHIBIT F]

EXHIBIT G

NOTICE ADDRESSES

To Purchaser at: NPS Pharmaceuticals, Inc. Attn: Morgan Brown 383 Colorow Drive Salt Lake City, Utah 84108 Telephone: (801) 583-4939 Facsimile: (801) 583-4961 Email: mbrown@npsp.com

To Seller at:

BMR-383 Colorow Drive LLC

Attn: General Counsel

17140 Bernardo Center Drive, Suite 222

San Diego, CA 92128

Telephone:       858.485.9840

Facsimile:         858.485.9843

E-mail: Kevin.Simonsen@biomedrealty.com

with a copy to: Office of General Counsel NPS Pharmaceuticals, Inc. 383 Colorow Drive Salt Lake City, Utah 84108 Telephone: (801) 583-4939 Facsimile: (801) 583-4961]	with a copy to: Latham & Watkins Attn: Finance Department Notice (BioMed–383 Colorow Drive – SJL) 600 West Broadway, Suite 1800 San Diego, CA 92101 Telephone: 619-236-1234 Facsimile: 619-696-7419

[EXHIBIT G]

EXHIBIT H

PERMITTED EXCEPTIONS

1.	Any facts, rights, interest, or claims which are not shown by the public records but which could be ascertained by an inspection of the land or which may be asserted by persons in possession, or claiming to be in possession, thereof.

2.	Easements, liens, encumbrances, or claims thereof, which are not shown by the public records.

3.	Any encroachment, encumbrance, violation, variation, or adverse circumstance affecting the Title that would be disclosed by an accurate and complete land survey of the Land, and that is not shown by the Public Records.

4.	Any lien, or right to a lien, for services, labor, or material heretofore or hereafter furnished, imposed by law and not shown by the public records.

5.	Unpatented mining claims, (b) reservations or exceptions in patents or in Acts authorizing the issuance thereof; (c) water rights, claims or title to water, whether or not the matters excepted under (a), (b), or (c) are shown by the public records.

6.	Taxes or special assessments which are not shown as existing liens by the records of any taxing authority that levies taxes or assessments on real property or by the public records. Proceedings by a public agency, which may result in taxes or assessments, or notices of such proceedings, whether or not shown by the records of such agency or by the public records.

7.	Any Service, installation, connection, maintenance or construction charges for sewer, water, electricity or garbage collection or disposal or other utilities unless shown as an existing lien by the public records.

8.	Defects, liens, encumbrances, adverse claims or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires of record for value the estate or interest or mortgage thereon covered by this Commitment.

9.	Taxes for the year 2007 are now a lien, but not yet due.

Tax ID No. 16-03-400-002-2007 (2006 taxes were paid in the amount of $167,419.62) Based on the valuation of improvements;

Tax ID No. 16-03-400-002-6007 (2006 taxes were paid in the amount of $39,602.28.) Based on privilege tax

10.	Said property is included within the boundaries of Salt Lake City, and is subject to the charges and assessments thereof. (Phone No. 483-6900)

11.	The Exceptions Reservations, Reversions, Covenants, Conditions, Limitations, Provisions, Right, Rights-of-way and Easements recited in the certain Land Patent:

Grantor:	The United States of America
Patentee:	The University of Utah
Dated:	October 18, 1968
Recorded:	November 19, 1968

[EXHIBIT H]

12.	EASEMENT AND CONDITIONS CONTAINED THEREIN:

Tilled:	“Department of the Army Easement for Right of Way Pipe Line”
Grantor:	The Secretary of the Army
Grantee:	Mountain Fuel Supply Company
Purpose:	gas pipe line, and incidental purposes
Dated:	July 11, 1957
Recorded:	February 25, 1992
Entry No.:	5203999
Rook/Page:	6414/1485

13.	Deed of Easement and Right of Way AND CONDITIONS CONTAINED THEREIN:

Grantor:	The University of Utah
Grantee:	Mountain Fuel Supply Company
Purpose:	gas pipe line, and incidental purposes
Dated:	June 14, 1996
Recorded:	June 14, 1996
Entry No.:	6383493
Book/Page:	7423/0210

14.	That certain Abstract of Findings and Order dated February 19, 2004, and recorded February 25, 2004, as Entry No. 8986829, in Book 8949. at page 5439, of County Records

15.	Failure to comply the terms and conditions of the lease as shown in Schedule A.

16.	Terms and conditions of that certain Covenants, Conditions, Restrictions And/Or Easements. Except Those Based On Race, Color. Creed, National Origin, Religion, Sex Handicap Or Familial Status, unless and only to the extent that said covenants (a) is exempt under Chapter 42, Section 3607 Of The United States Code or (b) relates to handicap but does not discriminate against handicap persons contained in instrument entitled “University of Utah Research Park Protective Covenants” as referenced in the unrecorded Lease Agreement as shown in Schedule A

17	INTENTIONALLY OMITTED.

18.	Any rights, interests, or claims which may exist or arise by reason of the following fact(s) shown on a survey plat entitled “NPS Pharmaceuticals Building”, dated December 16, 2005, as revised December 21, 2005, prepared by Stantec Consulting Inc., Evan J. Wood, LS No. 183395

a.	Gas pipe line across the Northeasterly portion,

b.	Water pipe line across the Northeasterly portion,

c.	Trail and Monument Area in Easterly portion of the property.

19.	Rights of tenants as tenants only.

20.	Rights or claims of parties in possession.

[EXHIBIT H]

21.	The Company specifically excepts any and all matters pending against any lessee or tenant, being on or off record, including but not limited to, bankruptcies, judgment liens, Federal and State Tax Liens, etc., and makes no certification as to the checking of judgments, tax liens, or other encumbrances created by any lessee or tenant.

[EXHIBIT H]